United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2012

MOTOR SPORT COUNTRY CLUB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27189	98-0230423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    11100 W 8th Avenue, Suite 200, Lakewood, Colorado  80215
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (888) 967-5552

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 13, 2012, management of Motor Sport Country Club Holdings, Inc. (the “Company” or “we”), after discussion with our Board of Directors, determined that previously issued financial statements for the fiscal year ended December 31, 2010 and the first three quarters of fiscal year 2011 should be restated to correct timing errors in our accounting for expenses associated with non-cash stock issuances and accounts payable. Accordingly, our previously issued financial statements for that year and those quarters contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and any related earnings press releases and similar communications should no longer be relied upon. Our Chief Executive Officer has discussed these matters with our independent auditors and we have a received a letter from our independent auditors stating that they have received a copy of, and are in agreement with, the statements made under this Item 4.02 of Form 8-K.

Specifically, in the course of our independent auditors’ audit of the Company for the fiscal year ended December 31, 2011, we determined that shares issued to Rob Newson, a former (and now deceased) executive officer of the Company, were issued in the fourth quarter of 2010 in connection with Mr. Newson’s employment agreement, resulting in stock compensation and an associated $180,000 payroll expense.  As a result our actual shares outstanding as of December 31, 2010 was 1,500,000 shares higher than the number that was reported. In addition, our independent auditors identified certain invoices that were accrued and booked in the first quarter of 2011 that should have been booked in the fourth quarter of 2010.  These invoices totaling approximately $20,000 for professional fees should have constituted accounts payable as of December 31, 2010. Together, the stock compensation expense ($180,000) and professional fees (approximately $20,000) would increase by approximately $200,000 the Company’s fiscal year 2010 net operating loss.  We will be amending our Quarterly Reports on Form 10-Q for the first two quarters of 2010 to reflect the foregoing and additional invoices that were booked in the second quarter of 2010 that should have been booked in the first quarter of 2010.  We will also be amending our Quarterly Report on Form 10-Q for the third quarter of 2011 to reflect the issuance of 10,000,000 shares to Perpetual Industries, Inc. in connection with the license agreement we previously reported.

As of the date of this report, the Company and its independent registered public accounting firm are continuing to review these issues. Accordingly, the financial statements referred to above as well as for the fiscal year ended December 31, 2011 are not finalized. As such, additional changes or adjustments could arise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consent and agreement of the Company’s independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motor Sport Country Club Holdings, Inc.
Registrant

Date: April 18, 2012	By:	/s/ Claus Wagner
Claus Wagner
Chief Executive Officer

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